EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We have issued our report dated October 15, 2002 accompanying the financial statements of Nephros, Inc. as of December 31, 2001 and for the years ended December 31, 2001 and 2000, contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                    /S/ GRANT THORNTON LLP


October 15, 2002
New York, New York